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                                                                   EXHIBIT 99.2

           FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
                       PRO FORMA COMBINED BALANCE SHEET
                              DECEMBER 31, 2000
                                (IN THOUSANDS)

                                                                                     Pro Forma Adjustments
                                                                               ---------------------------------
                                                                                                   Sale of
                                                                                 North Valley     Properties
                                                                  Historical    Financing (4)    to Radiant (1)     Pro Forma
                                                                 ------------  ---------------  ----------------  ---------------
ASSETS
Investments in real estate
    Land                                                          $  45,692                       $ (39,607)       $   6,085
    Buildings and improvements                                      227,691                        (163,866)          63,825
                                                                 -----------   -------------    ------------      -----------
                                                                    273,383                        (203,473)          69,910
    Less - Accumulated depreciation                                 (68,507)                         60,313           (8,194)
                                                                 -----------   -------------    ------------      -----------
          Total investments in real estate                          204,876                        (143,160)          61,716  (2)

    Mortgage loans and notes receivable                               1,468                           5,532            7,000

Other assets
    Cash and cash equivalents - unrestricted                         19,477     $     5,439          44,993           69,909
                              - restricted                            4,412             789          (3,242)           1,959  (3)
    Accounts receivable and prepayments, net of allowances            5,386                                            5,386
    Investments                                                     220,648                                          220,648
    Inventory                                                         3,097                                            3,097
    Unamortized debt issue costs                                      1,439             272          (1,286)             425
    Other                                                             1,795                          (1,575)             220
                                                                 -----------   -------------    ------------      -----------
          Total assets                                            $ 462,598     $     6,500       $ (98,738)       $ 370,360
                                                                 ===========   =============    ============      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Mortgage loans                                                $ 158,772     $     6,500       $(122,922)       $  42,350
    Notes payable                                                   150,110                                          150,110
    Senior notes                                                     12,538                                           12,538
    Accounts payable and accrued liabilities                         18,040                          (1,757)          16,283
    Deferred items                                                    2,755                          (2,653)             102
                                                                 -----------   -------------    ------------      -----------
          Total liabilities                                       $ 342,215     $     6,500       $(127,332)       $ 221,383
                                                                 -----------   -------------    ------------      -----------

Shareholders' equity
    Preferred shares of beneficial interest                          23,171                                           23,171
    Shares of beneficial interest                                    39,697                                           39,697
    Additional paid in capital                                      214,336                                          214,336
    Undistributed loss from operations                             (156,821)                         28,594         (128,227)
                                                                 -----------   -------------    ------------      -----------
          Total shareholders' equity                                120,383                          28,594          148,977
                                                                 -----------   -------------    ------------      -----------
          Total liabilities and shareholders' equity              $ 462,598     $     6,500       $ (98,738)       $ 370,360
                                                                 ===========   =============    ============      ===========

(1) Received approximately $45 million in cash from the sale, after assumption and repayment of debt of approximately $123 million and expenses and adjustments related to the sale. In addition, First Union provided $7 million in short term financing to the purchaser.

(2) The balance consists primarily of investments in real estate at Circle Tower of approximately $2.4 million and Park Plaza of approximately $59.3 million.

(3) The balance of restricted cash consists of a severance escrow of approximately $1.2 million and Park Plaza escrow balances of approximately $.7 million.

(4) In February 2001, in accordance with the Radiant sales agreement, First Union amended the mortgage loan on the North Valley Tech Center property to provide for an additional $6.5 million of financing.